UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: , 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Announces Conference Call to Discuss

Fourth Quarter 2010 Earnings and Year-end Results

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2010 fourth quarter and year-end earnings results on January 26, 2011, at 8:30 a.m. (CST).

Interested parties may access the call by dialing (toll-free) 877-941-6010 or (U.S.) 480-629-9772. The call can also be accessed by the Web link to the live call or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until February 5, 2011, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4398639. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 128 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.